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                            CERTIFICATE OF FORMATION

                                       OF

          EXCELSIOR LOW VOLATILITY HEDGE FUND OF FUNDS MASTER FUND, LLC

                FIRST: The name of the limited liability company is Excelsior Low Volatility Hedge Fund of Funds Master Fund, LLC.

                SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 17th day of June, 2003.

                                EXCELSIOR LOW VOLATILITY HEDGE FUND
                                OF FUNDS MASTER FUND, LLC

                                   By:  /s/ Timothy Sperry
                                        ---------------------------------
                                        Name:  Timothy D. Sperry
                                        Title: Authorized Person